Exhibit 99.1

Contacts:	Susan Lehman	Stephanie Tomei
	Rockpoint Public Relations	Public Relations Manager
	+1 (510) 832-6006	+1 (408) 789-4234
	susan@rockpointpr.com	stomei@accuray.com

Accuray Incorporated Announces Resignation of Chief Financial Officer

SUNNYVALE, Calif., September 11, 2008 – Accuray Incorporated (Nasdaq: ARAY), a global leader in the field of radiosurgery, announced today that Robert E. McNamara has resigned as chief financial officer and senior vice president to pursue other interests.  Holly Grey, Accuray’s senior vice president of finance since March 2008, has been appointed to serve as senior vice president of finance and interim principle financial officer until a successor is found.

“Robert McNamara has been a valuable member of our management team,” said Euan S. Thomson, Ph.D., president and chief executive officer. “We appreciate the contributions he has made during his tenure at Accuray and wish him the best in his future endeavors.”

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is a global leader in the field of radiosurgery dedicated to providing an improved quality of life and a non-surgical treatment option for those diagnosed with cancer. Accuray develops and markets the CyberKnife Robotic Radiosurgery System, which extends the benefits of radiosurgery to include extracranial tumors, including those in the spine, lung, prostate, liver and pancreas. To date, the CyberKnife System has been used to treat more than 50,000 patients worldwide and currently more than 140 systems have been installed in leading hospitals in the Americas, Europe and Asia. For more information, please visit www.accuray.com.

Safe Harbor Statement

The foregoing may contain certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with the medical device industry. Except for the historical information contained herein, the matters set forth in this press release, including statements relating to clinical studies, regulatory review and approval, and commercialization of products are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: market acceptance of products; competing products, the combination of our products with complementary technology; and other risks detailed from time to time under the heading “Risk Factors” in our report on Form 10-K for the year ended June 28, 2008 as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. The Company’s actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

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